Exhibit 4.3

JOINDER AGREEMENT

THIS JOINDER IN U.S. SUBSIDIARIES GUARANTY, U.S. SECURITY AGREEMENT and PLEDGE AGREEMENT (this “Joinder”) is executed as of August 20, 2009 by CENTRAL CAN COMPANY, INC., a Delaware corporation (the “Joining Party”), and delivered to Deutsche Bank Trust Company Americas, as Administrative Agent and as Collateral Agent, for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

WITNESSETH:

WHEREAS, BWAY Holding Company (f/k/a BCO Holding Company), a Delaware Corporation (“Holdings”), BWAY Corporation, a Delaware Corporation (the “U.S. Borrower”), ICL Industrial Containers ULC, a Nova Scotia unlimited liability company (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and each a “Borrower”), the lenders party thereto from time to time (the “Lenders”), LaSalle Bank, N.A., as Documentation Agent, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers, and Deutsche Bank Trust Company Americas, as Administrative Agent, have entered into a Credit Agreement, dated as of July 17, 2006 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers, all as contemplated therein (the Lenders, each Issuing Lender, the Administrative Agent, the Collateral Agent, each other Agent and the Pledgee are herein called the “Lender Creditors”);

WHEREAS, each Borrower and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, the “Secured Creditors”);

WHEREAS, the Borrower may from time to time effect Permitted Acquisitions in accordance with the Section 8.15 of Credit Agreement;

WHEREAS, the Borrower entered into a Stock Purchase Agreement, dated as of August 20, 2009, pursuant to which it purchased all of the outstanding shares of common stock of the Joining Party;

WHEREAS, the Joining Party is a direct or indirect Wholly-Owned Domestic Subsidiary of the U.S. Borrower and desires, or is required pursuant to the provisions of the Credit Agreement, to become a U.S. Subsidiary Guarantor under the U.S. Subsidiaries Guaranty, an Assignor under the U.S. Security Agreement and a Pledgor under the Pledge Agreement; and

WHEREAS, the Joining Party will obtain benefits from the incurrence of Loans by the Borrowers and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers under the Credit Agreement and the entering into by the Borrowers and/or one or more of their respective Subsidiaries of Interest Rate Protection Agreements and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrowers and issue, and/or participate in, Letters of Credit for the respective accounts of the Borrowers and the Other Creditors to enter into Interest Rate Protection Agreements with the Borrowers and/or one or more of their respective Subsidiaries;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1. By this Joinder, the Joining Party becomes (i) a U.S. Subsidiary Guarantor for all purposes under the U.S. Subsidiaries Guaranty, pursuant to Section 26 thereof, (ii) an Assignor for all purposes under the U.S. Security Agreement, pursuant to Section 10.12 thereof and (iii) a Pledgor for all purposes under the Pledge Agreement, pursuant to Section 30 thereof.

2. The Joining Party agrees that, upon its execution hereof, it will become a U.S. Subsidiary Guarantor under the U.S. Subsidiaries Guaranty with respect to all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty), and will be bound by all terms, conditions and duties applicable to a U.S. Subsidiary Guarantor under the U.S. Subsidiaries Guaranty and the other Credit Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party absolutely, unconditionally and irrevocably, and jointly and severally, guarantees the due and punctual payment and performance when due of all Guaranteed Obligations (on the same basis as the other U.S. Subsidiary Guarantors under the U.S. Subsidiaries Guaranty).

3. The Joining Party agrees that, upon its execution hereof, it will become a Pledgor under, and as defined in, the Pledge Agreement, and will be bound by all terms, conditions and duties applicable to a Pledgor under the Pledge Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment when due of the Obligations (as defined in the Pledge Agreement), the Joining Party hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all its right, title and interest in, to and under the Pledge Agreement Collateral, if any, now owned or hereafter acquired by it, in each case to the extent provided in the Pledge Agreement.

4. The Joining Party agrees that, upon its execution hereof, it will become an Assignor under, and as defined in, the U.S. Security Agreement, and will be bound by all terms, conditions and duties applicable to an Assignor under the U.S. Security Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment when due of the Obligations (as defined in the U.S. Security Agreement), the Joining Party hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Creditors and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all its right, title and interest in, to and under the Collateral (as defined in the U.S. Security Agreement), if any, now owned or hereafter acquired by it, in each case to the extent provided in the U.S. Security Agreement.

5. In connection with the grant by the Joining Party, pursuant to paragraph 3 above, of a security interest in all of its right, title and interest in the Pledge Agreement Collateral in favor of the Collateral Agent, the Joining Party agrees to perform (to the extent required) for the benefit of the Secured Creditors, together with the delivery of this Joinder, each of the actions specified in Section 3.2 of the Pledge Agreement.

6. The Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as (i) each U.S. Subsidiary Guarantor pursuant to Section 11 of the U.S. Subsidiaries Guaranty, (ii) each Assignor pursuant to Articles II, III, IV, V and VI of the U.S. Security Agreement and (iii) each Pledgor pursuant to Section 16 of the Pledge Agreement, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a U.S. Subsidiary Guarantor, Assignor and Pledgor pursuant to the U.S. Subsidiaries Guaranty, U.S. Security Agreement, Pledge Agreement, respectively, and all other Credit Documents to which it is or becomes a party.

7. Annexes A, B, C, D, E, F and G to the Pledge Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E, F and G attached hereto as Annex I. In addition, Annexes A, B, C, D, E, F, H, I, J and K to the U.S. Security Agreement are hereby amended by supplementing such Annexes with the information for the Joining Party contained on Annexes A, B, C, D, E, F, H, I, J and K attached hereto as Annex II.

8. This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided, however, that the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders or as otherwise permitted by the Credit Documents. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto.

9. From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

10. The effective date of this Joinder is August 20, 2009.

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

CENTRAL CAN COMPANY, INC

By:	/s/ Michael B. Clauer
Name:	Michael B. Clauer
Title:	Treasurer

Accepted and Acknowledged by:

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Administrative Agent and as Collateral Agent

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Vice President

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Vice President